Exhibit 23.16

CONSENT TO BE IDENTIFIED AS A

PROPOSED DIRECTOR

I, Frank E. Weismiller, Jr., hereby consent to being identified as a proposed director of United Community Bancorp (the “Company”) in the Company’s prospectus to be included in the Company’s Registration Statement on Form S-1.

By:	/s/ FRANK E. WEISMILLER, JR.

Dated: December 13, 2005